EXHIBIT INDEX


Exhibit A: Attachment to item 77o:
           Transactions effected pursuant to Rule 10f-3

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Exhibit A:

Xanthus Fund, L.L.C.

For the six month period ended June 30, 1999, Xanthus Fund, L.L.C. ( the "Fund" ) engaged in several transactions that involved the purchase of securities during the existence of an underwriting or selling syndicate in which CIBC World Markets Corp., an affiliated person of the Fund, participated as an underwriter. The Fund did not purchase securities from CIBC World Markets Corp., or any of its affiliates, in any of such transactions.

The members of the Board of Managers of the Fund (the "Managers") (who constitute the "directors" of the Fund for the purposes of the Investment Company Act of 1940 (the "1940 Act")), including a majority of the Managers who are not interested persons of the Fund, have adopted Rule 10f-3 procedures, pursuant to which such transactions may be effected by the Fund. At their regular quarterly meetings, the Board of Managers reviewed such transactions and determined that each of the transactions met the requirements of Rule 10f-3 under the 1940 Act, with the exception of the purchase of NorthPoint Communications Group, Inc. on May 5, 1999. This issuer did not meet the requirement of being in continuous operation for three years or more. This security was sold by the Fund on May 10, 1999 resulting in a short-term capital gain of $ 16,750. Details of the transactions have been attached as an exhibit.

SCHEDULE B
RULE 10f-3 REPORT
A.	INFORMATION REGARDING THE OFFERING AND TRANSACTION
Date of Purchase:  05/05/99
Name of Issuer/Issue:   Goldman Sachs / Northpoint
Communications  Group
Principal Amount of Offering:  $15 million
Price/Spread:  24
Amount Purchased by the Fund:  500 shares
B.	COMPLIANCE CHECKLIST
Indicate whether the following conditions were met in connection with the purchase of the security described in Section A above:
1.      Y       	Securities are (i) part of an issue
registered under the Securities Act of 1933 that is
being offered to the public, (ii) Eligible Municipal
Securities,  (iii) sold in an Eligible Foreign
Offering, or (iv) sold in an Eligible Rule 144A
Offering.
2.       Y      The purchase for the Fund was made prior to
the end of the first full business day on which any
sales are made, and, if the securities are offered for subscription upon exercise of rights, on or before the fourth day preceding the day on which the rights
offering terminates.
3.       Y    The underwriting was a firm commitment
underwriting.
4.       Y    The commission, spread or profit received or to be
received by the principal underwriters was fair and
reasonable as compared to the commission, spread or
profit received by other principal underwriters in
connection with underwritings of similar securities
during a comparable period of time.
5.     No     Except for Eligible Municipal Securities, the
issuer has been in continuous operation for not less
than 3 years, including the operations of any
predecessors.
6.       Y   The amount of securities of any class purchased by
the Fund, alone or together within one or more
investment companies to which the Adviser serves as
investment adviser, (i) for all offerings other than
Eligible Rule 144A Offerings, does not exceed 25% of
the principal amount of the offering of such class, and
(ii) for Eligible Rule 144A Offerings, does not exceed
25% of the total principal amount of the offering of
such class sold to qualified institutional buyers, plus
the principal amount of the offering in any concurrent
public offering.
7.       Y    The securities were not purchased directly or
indirectly from: (a) an officer, director, Manager,
investment adviser or employee of the Fund or (b) a
person of which any of the persons noted in (a) is an
affiliated person.
8.       Y   If securities were purchased from a syndicate
manager, the purchase was not part of a group sale or
otherwise allocated to the account of any of the
persons specified in 7 above.
		             07/07/99
Name:  Takis Sparaggis	 Date
Title:  Portfolio Manager

SCHEDULE B
RULE 10f-3 REPORT
A.	INFORMATION REGARDING THE OFFERING AND TRANSACTION
Date of Purchase:  05/25/99
Name of Issuer/Issue:   Goldman Sachs / Merrill Lynch / Barnes &
Noble.com
Principal Amount of Offering:  $25 million
Price/Spread:  18
Amount Purchased by the Fund:  500 shares
B.	COMPLIANCE CHECKLIST
Indicate whether the following conditions were met in connection with the purchase of the security described in Section A above:
1.      Y     Securities are (i) part of an issue
registered under the Securities Act of 1933 that is
being offered to the public, (ii) Eligible Municipal
Securities,  (iii) sold in an Eligible Foreign
Offering, or (iv) sold in an Eligible Rule 144A
Offering.
2.       Y    The purchase for the Fund was made prior to
the end of the first full business day on which any
sales are made, and, if the securities are offered for subscription upon exercise of rights, on or before the fourth day preceding the day on which the rights
offering terminates.
3.       Y    The underwriting was a firm commitment
underwriting.
4. Y The commission, spread or profit received or to be received by the principal underwriters was fair and reasonable as compared to the commission, spread or
profit received by other principal underwriters in
connection with underwritings of similar securities
during a comparable period of time.
5.       Y   Except for Eligible Municipal Securities, the
issuer has been in continuous operation for not less
than 3 years, including the operations of any
predecessors.
6. Y The amount of securities of any class purchased by the Fund, alone or together within one or more investment companies to which the Adviser serves as
investment adviser, (i) for all offerings other than
Eligible Rule 144A Offerings, does not exceed 25% of
the principal amount of the offering of such class, and
(ii) for Eligible Rule 144A Offerings, does not exceed
25% of the total principal amount of the offering of
such class sold to qualified institutional buyers, plus
the principal amount of the offering in any concurrent
public offering.
7.       Y    The securities were not purchased directly or
indirectly from: (a) an officer, director, Manager,
investment adviser or employee of the Fund or (b) a
person of which any of the persons noted in (a) is an
affiliated person.
8.       Y   If securities were purchased from a syndicate
manager, the purchase was not part of a group sale or
otherwise allocated to the account of any of the
persons specified in 7 above.
		             07/07/99
Name:  Takis Sparaggis	 Date
Title:  Portfolio Manager


* * * *
  	Eligible Municipal Securities means "municipal securities," as defined in Section 3(a)(29) of the Exchange
Act, that have received an investment grade rating from at least one NRSRO; provided, that if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, the securities shall have received one of the three highest ratings from an NRSRO.




Security Name:		NorthPoint Communications Group, Inc.
List of Underwriters:

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
BT Alex. Brown Incorporated
J.C. Bradford & Co.
CIBC World Markets Corp.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
PaineWebber Incorporated
Charles Schwab & Co., Inc.
Salomon Smith Barney Inc.
Wit Capital Corporation




Security Names:	BARNESANDNOBLE.COM INC.
List of Underwriters:

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Smith Barney Inc.
Wit Capital Corporation
ABN Amro Incorporated
BNY Capital Markets, Inc.
CIBC World Markets Corp.
Chase Securities Inc.
HSBC Securities, Inc.
ING Baring Furman Selz LLC.
Edward D. Jones & Co., L.P.
J.P. Morgan Securities Inc.
Nesbitt Burns Securities Inc.
Prudential Securities Incorporated
Scotia Capital Markets (USA) Inc.
Wasserstein Perella Securities, Inc.
William Blair & Company, L.L.C
Doley Securities, Inc
First Union Capital Markets Corp.
Legg Mason Wood Walker, Incorporated
Loop Capital Markets, LLC
McDonald Investments Inc., A Keycorp Company
Stephens Inc.
Suntrust Equitable Securities Corporation
Sutro & Co. Incorporated
Tucker Anthony Cleary Gull
Wachovia Securities, Inc.